Exhibit 23.1

                     Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Ben & Jerry's Homemade, Inc. for the registration of 400,000 additional shares of Class A Common Stock under the 1995 Equity Incentive Plan of our report dated January 27,1997, with respect to the consolidated financial statements and schedule of Ben & Jerry's Homemade, Inc. included in its Annual Report (Form 10-K) for the year ended December 28, 1996, filed with the Securities and Exchange Commission.



                                                              ERNST & YOUNG LLP


Boston, Massachusetts
October 16, 1997
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